EXHIBIT 99.21
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AT THE TRUST
Robert G. Higgins                      Investor Relations
First Vice President, General Counsel  L.G. Schafran - Chairman and
630-218-7255                           Interim CEO/President
bhiggins@banyanreit.com                630-218-7250
                                       ir@banyanreit.com




FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 25, 2002




                 BANYAN STRATEGIC REALTY TRUST EXTENDS
             NORTHLAKE CLOSING DATE TO SEPTEMBER 30, 2002


OAK BROOK, ILLINOIS - SEPTEMBER 25, 2002 - BANYAN STRATEGIC REALTY TRUST (OTCBB: BSRTS) announced today that it has entered into an amendment with the proposed purchaser of Banyan's ground lease interest in the Northlake Tower Festival Mall (suburban Atlanta, Georgia), extending the closing date from September 24, 2002 to September 30, 2002. The extension was necessitated by, among other things, the fact that the purchaser had not yet obtained all of the approvals of the required rating agencies necessary for closing. In addition, formal consent to the transaction has not yet been received from the owner of the land upon which the shopping center is situated. Rating agency approval is required for the purchaser's assumption of the first mortgage debt that encumbers the property, and the land owner's consent is required by the applicable ground lease.

The amendment resolves certain disputed issues between Banyan and the purchaser. Banyan allowed a price concession of $110,000 (reducing the total purchase price to $20,390,000), in exchange for the purchaser's willingness to accept certain tenant estoppel letters that the purchaser contended were not in acceptable form. The price reduction is also intended to compensate the purchaser for the financial impact of certain concessions that the purchaser may be required to make to the lessor under the ground lease, in order to obtain the ground lessor's consent to the transaction.

Banyan indicated that both the company and the purchaser intend to work together to accomplish the remaining steps in order to close on or prior to the September 30, 2002 closing date. If the rating agency approvals are not received by such time, or other conditions precedent to closing are not satisfied, the purchaser may terminate the contract without penalty.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that adopted a Plan of Termination and Liquidation on January 5, 2001. On May 17, 2001, the Trust sold approximately 85% of its portfolio in a single transaction. Other properties were sold on April 1, 2002 and May 1, 2002. Banyan now owns a leasehold interest in one (1) real estate property located in Atlanta, Georgia, representing approximately 9% of its original portfolio. This property is subject to a contract of sale, currently scheduled to close on September 30, 2002. Since adopting the Plan of Termination and Liquidation, Banyan has made liquidating distributions totaling $5.45 per share. As of this date, the Trust has 15,496,806 shares of beneficial interest outstanding.




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BANYAN STRATEGIC REALTY TRUST
ADD 1




Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the sale of the Trust's remaining property, the amount of the remaining liquidating distributions, the outcome of pending litigation and other risks and uncertainties that are detailed from time to time in the Trust's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2001 which was filed with the Securities and Exchange Commission on March 21, 2002. Please see also the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which was included in our Form 10-Q for the quarter ended June 30, 2002 which was filed with the Securities and Exchange Commission on August 9, 2002. Without limitation, the foregoing words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.








          See Banyan's Website at http://www.banyanreit.com.








































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